Exhibit No. 99

For Immediate Release

REGIS REPORTS FIRST QUARTER 2019 RESULTS AND PROFITABLE SALE, EXCLUDING GOODWILL DERECOGNITION, OF 124 COMPANY OWNED SALONS TO FRANCHISEES

First Quarter Loss Per Share From Continuing Operations of ($0.01), Which Includes A Non-Cash Goodwill Derecognition Charge Related To The Sale and Conversion of 124 Company Owned Salons to Franchise Operations During the Quarter; Adjusted Diluted Earnings Per Share Of $0.25 Increased $0.20 Versus Prior Year

Adjusted EBITDA of $25.1 Million is $2.8 Million, or 12.6% Favorable Year-Over-Year and Includes a $7.1 Million Gain From the Sale of Salons To Franchisees During the Quarter

The Company Reports Positive Same-Store Sales of 0.5% in the Quarter

The Company Repurchased 1.1M Shares of Its Common Stock in the Quarter

	Three Months Ended September 30,
(Dollars in thousands)	2018	2017 (1)
Consolidated Revenue	$287,835	$315,464
Consolidated Same-Store Sales Comps	0.5%	0.4%

Net (Loss) Income From Continuing Operations	$(463)	$8,445
Diluted (Loss) Earnings per Share From Continuing Operations	$(0.01)	$0.18
EBITDA	$9,767	$(5,370)
as a percent of revenue	3.4%	(1.7)%

As Adjusted(2)
Net Income, as Adjusted	$11,317	$2,363
Diluted Earnings per Share, as Adjusted	$0.25	$0.05
EBITDA, as Adjusted	$25,134	$22,315
as a percent of revenue, as adjusted	8.7%	7.1%
____________________________________

(1)	Amounts for fiscal year 2018 have been adjusted to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."
(2)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, October 30, 2018 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is owning, operating and franchising hair salons, today reported first quarter 2019 net loss from continuing operations of $0.5 million, or $0.01 per diluted share as compared to net income from continuing operations of $8.4 million, or $0.18 per diluted share in the first quarter of 2018. The Company’s reported results include $11.1 million of non-cash goodwill derecognition associated with the sale of 124 salons to Franchisees and $4.0 million of other discrete costs, partially offset by $3.3 million of related tax benefits. Excluding discrete items, and the losses from discontinued operations, the Company reported first quarter 2019 as adjusted net income of $11.3 million, or $0.25 earnings per diluted share versus net income of $2.4 million, or $0.05 earnings per diluted share, for the same period last year.
Total revenue in the quarter of $287.8 million decreased $27.6 million, or 8.8%, year-over-year driven primarily by the net closure of 681 unprofitable salons and the conversion of 477 company-owned salons to franchised locations over the past 12 months. These reductions were offset by revenue growth in the Company's Franchise segment and a 50 basis point improvement in same-store sales in Company-owned salons. The positive same store sales performance was the result of a 4.2% increase in ticket partially offset by a 3.7% decline in year-over-year traffic, which the Company defines as total transactions.
First quarter adjusted EBITDA of $25.1 million was $2.8 million, or 12.6% favorable versus the same period last year. Excluding the $7.1 million gain from the sale of salons during the quarter, adjusted EBITDA was $18.0 million.
Hugh Sawyer, President and Chief Executive Officer, commented, "We continue to see signs of progress in our ongoing efforts to transform our business thanks to the efforts of our dedicated associates and franchisees."

First Quarter Segment Results
Company-Owned Salons

	Three Months Ended September 30,		(Decrease) Increase
(Dollars in millions) (1)	2018	2017 (2)

Total Revenue, as Adjusted	$249.8	$288.9	(13.5)%
Same-Store Sales Comps, as Adjusted	0.5%	0.4%	10 bps
Year-over-Year Ticket change	4.2%
Year-over-Year Traffic (3) change	(3.7)%

Gross Profit, as Adjusted(4)	108.5	124.6	(12.9)%
as a percent of revenue, as adjusted	43.5%	43.1%	40 bps

EBITDA, as Adjusted	27.6	33.3	(17.1)%
as a percent of revenue, as adjusted	11.0%	11.5%	(50) bps
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2018 have been recast to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."

(3)	Defined as total transactions

(4)	Gross profit, as Adjusted, excludes depreciation and amortization.

First quarter revenue, as adjusted, for the Company-owned salon segment decreased $39.1 million, or 13.5%, versus the prior year to $249.8 million. The year-over-year decline in revenue was driven by the decrease of approximately 1,158 salons over the past 12 months and unfavorable foreign currency impacts, partially offset by an increase in same-store sales of 0.5%. The year-over-year increase in same store sales was driven by a 4.2% increase in average ticket, partially offset by a decrease in traffic of 3.7%.
First quarter adjusted EBITDA of $27.6 million decreased $5.7 million, or 17.1% versus the same period last year driven primarily by the sale of salons to franchisees over the past 12 months, stylist minimum wage and commission increases and strategic investments in marketing and advertising, including the support of our Supercuts MLB sponsorship partially offset by management initiatives.
Franchise

	Three Months Ended September 30,		Increase (Decrease)
(Dollars in millions) (1)	2018	2017 (2)

Revenue
Product	$10.1	$7.7	31.0%
Product sold to The Beautiful Group	5.5	—	N/A
Total product	$15.6	$7.7	102.4%
Royalties and fees	22.4	18.9	18.6%
Total Revenue	$38.0	$26.6	43.0%

EBITDA, as Adjusted	9.9	8.6	15.4%
as a percent of revenue	26.0%	32.2%	(620) bps
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2018 have been recast to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."

First quarter Franchise revenue was $38.0 million, a $11.4 million, or 43.0%, increase compared to the prior year quarter. Royalties and fees were $22.4 million, a $3.5 million, or 18.6% increase versus the same period last year. Royalties and fees increased 18.6% driven primarily by positive same-store revenue and increased franchise salon counts. Product sales to franchisees of $15.6 million increased $7.9 million versus the same period last year.
Franchise adjusted EBITDA of $9.9 million improved $1.3 million, or 15.4% year-over-year.
At the close of the quarter approximately 52.4% of the Company’s salon portfolio is franchised (including the salons that make up The Beautiful Group) and 47.6% is company-owned salons.
Other Company Updates
Adoption of New Accounting Standard
On July 1, 2018, the Company adopted amended revenue recognition guidance. For comparability the Company has adjusted prior reporting periods, including the three months ended September 30, 2017. As a result, future financial statements we issue will be comparable to the prior year results, but they will not be comparable to the financial results issued previously.

Consolidated Year-Over-Year General & Administrative ("G&A") Comparability
The Company realigned its field leadership team by brand during the prior year first fiscal quarter. An outcome of this reorganization is that the costs associated with senior district leaders were moved out of cost of goods sold and site operating expense, where the expense had historically been recorded, and into G&A. The Company notes that this change, which affected one month of comparability during the quarter, does not impact the overall consolidated results but does result in an $2.8 million decrease in cost of goods sold and site expense, and a corresponding $2.8 million increase to G&A this quarter, when compared to the comparable period last year. The Company noted that it expects that the first quarter of fiscal 2019 will be the last quarter in which its year-over-year comparability will be impacted due to this prior year field leadership realignment.

Transformational Strategy Update
The Company continued to make progress implementing its transformational strategy and operational turnaround initiatives focused on improving the performance of Company-owned salons, while at the same time accelerating the growth of its franchise portfolio. During the quarter, the Company:

•
Repurchased 1,100,000 common shares at a total price of $19.3 million. During the quarter, as previously disclosed, the Company's Board of Directors authorized an additional $200 million for share repurchases.

•
Executed a number of operational initiatives, building on its previously discussed management initiatives, to stabilize performance and establish a platform for longer-term revenue and earnings growth in Company-owned salons. The Company estimates the initiatives delivered benefit in a range of $3 million to $5 million in the first quarter of fiscal 2019.

•	Converted 124 Company-owned salons to franchise locations. The impact of these transactions is as follows:

`	Three Months Ended September 30,		Increase
(Dollars in thousands)	2018	2017

Salons sold to franchisees	124	92	32
Cash proceeds received in quarter	$12,422	$1,472	$10,950

Gain on sale of venditions, excluding goodwill derecognition	$7,132	$392	$6,740
Non-cash goodwill derecognition	(11,092)	(270)	(10,822)
(Loss) gain from sale of salon assets to franchisees, net	$(3,960)	$122	$(4,082)
Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing first quarter results today, October 30, 2018, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (800) 458-4121 and entering access code 7919424. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 7919424.

About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of September 30, 2018, the Company owned, franchised or held ownership interests in 8,115 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts®, SmartStyle®, MasterCuts®, Regis Salons®, Sassoon®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Andrew Lacko
952-918-4175
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; The Beautiful Group's ability to transition and operate its salons successfully, as well as maintain adequate working capital; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; consumer shopping trends and changes in manufacturer distribution channels; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; ability to attract and retain key management personnel; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	September 30, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$115,729	$110,399
Receivables, net	29,096	52,430
Inventories	87,626	79,363
Other current assets	33,462	47,867
Total current assets	265,913	290,059

Property and equipment, net	101,264	105,860
Goodwill	402,202	412,643
Other intangibles, net	10,322	10,557
Other assets	40,922	37,616
Total assets	$820,623	$856,735

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,994	$57,738
Accrued expenses	85,384	100,716
Total current liabilities	141,378	158,454

Long-term debt	90,000	90,000
Other noncurrent liabilities	120,888	121,843
Total liabilities	352,266	370,297
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 44,328,127 and 45,258,571 common shares at September 30, 2018 and June 30, 2018 respectively	2,217	2,263
Additional paid-in capital	175,983	194,436
Accumulated other comprehensive income	10,737	9,656
Retained earnings	279,420	280,083

Total shareholders’ equity	468,357	486,438

Total liabilities and shareholders’ equity	$820,623	$856,735

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three months ended September 30, 2018 and 2018
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended September 30,
	2018	2017
Revenues:
Service	$207,848	$235,630
Product	57,591	60,958
Royalties and fees	22,396	18,876
	287,835	315,464
Operating expenses:
Cost of service	121,497	139,836
Cost of product	32,181	30,162
Site operating expenses	36,821	40,029
General and administrative	47,727	35,166
Rent	35,978	42,416
Depreciation and amortization	10,202	12,255
Total operating expenses	284,406	299,864

Operating income	3,429	15,600

Other (expense) income:
Interest expense	(1,006)	(2,138)
(Loss) gain from sale of salon assets to franchisees, net	(3,960)	122
Interest income and other, net	360	420

(Loss) income from continuing operations before income taxes	(1,177)	14,004

Income tax benefit (expense)	714	(5,559)

(Loss) income from continuing operations	(463)	8,445

Loss from discontinued operations, net of taxes	(264)	(33,767)

Net loss	$(727)	$(25,322)

Net loss per share:
Basic:
(Loss) income from continuing operations	$(0.01)	$0.18
Loss from discontinued operations	(0.01)	(0.72)
Net loss per share, basic (1)	$(0.02)	$(0.54)
Diluted:
(Loss) income from continuing operations	$(0.01)	$0.18
Loss from discontinued operations	(0.01)	(0.72)
Net loss per share, diluted (1)	$(0.02)	$(0.54)

Weighted average common and common equivalent shares outstanding:
Basic	44,730	46,677
Diluted	44,730	46,900
_______________________________________________________________________________

(1)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS) (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,
	2018	2017
Net loss	$(727)	$(25,322)
Foreign currency translation adjustments	1,081	2,652
Comprehensive income (loss)	$354	$(22,670)

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(727)	$(25,322)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash impairment and other adjustments related to discontinued operations	(427)	29,169
Depreciation and amortization	8,371	9,975
Depreciation related to discontinued operations	—	2,129
Deferred income taxes	(875)	4,504
Gain on life insurance	—	(7,986)
Loss (gain) from sale of salon assets to franchisees, net (1)	3,960	(122)
Salon asset impairments	1,831	2,280
Stock-based compensation	2,335	2,030
Amortization of debt discount and financing costs	69	351
Other non-cash items affecting earnings	(26)	75
Changes in operating assets and liabilities, excluding the effects of asset sales	(32,053)	(8,079)
Net cash (used in) provided by operating activities	(17,542)	9,004

Cash flows from investing activities:
Capital expenditures	(11,258)	(6,126)
Capital expenditures related to discontinued operations	—	(1,007)
Proceeds from sale of assets to franchisees (1)	12,422	1,472
Proceeds from company-owned life insurance policies	24,617	—
Net cash provided by (used in) investing activities	25,781	(5,661)

Cash flows from financing activities:
Proceeds on issuance of common stock	378	—
Repurchase of common stock	(19,337)	—
Taxes paid for shares withheld	(1,918)	(1,530)
Net cash used in financing activities	(20,877)	(1,530)

Effect of exchange rate changes on cash and cash equivalents	388	680

(Decrease) increase in cash, cash equivalents, and restricted stock	(12,250)	2,493

Cash, cash equivalents and restricted cash:
Beginning of period	148,774	208,634
Cash, cash equivalents and restricted cash included in current assets held for sale	—	1,352
Beginning of period, total cash, cash equivalents and restricted cash	148,774	209,986
End of period	$136,524	$212,479
_____________________________
(1)    Excludes transaction with The Beautiful Group.

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SAME-STORE SALES (1):

	For the Three Months Ended
	September 30, 2018			September 30, 2017
	Service	Retail	Total	Service	Retail	Total
SmartStyle	1.4	0.3	1.1	0.7	0.2	0.6
Supercuts	0.7	(5.8)	0.2	2.6	(5.9)	1.8
Signature Style	0.4	(1.2)	0.2	(0.3)	(5.5)	(0.8)
Consolidated	0.8%	(0.9)%	0.5%	0.9%	(1.5)%	0.4%
____________________________________

(1) Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION (NYSE: RGS)
System-wide location counts

	September 30, 2018	June 30, 2018
COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	1,622	1,660
Supercuts	865	928
Signature Style	1,335	1,378
Total Company-owned Salons	3,822	3,966
as a percent of total Company-owned and Franchise salons	47.6%	49.1%

FRANCHISE SALONS:

SmartStyle/Cost Cutters in Walmart Stores	596	561
Supercuts	1,812	1,739
Signature Style	753	745
Total franchise locations, excluding TBG	3,161	3,045
as a percent of total Company-owned and Franchise salons	39.4%	37.7%

TBG	781	807
as a percent of total Company-owned and Franchise salons	9.7%	10.0%

Total North American Salons	3,942	3,852

Total International TBG Salons (1)	263	262
as a percent of total Company-owned and Franchise salons	3.3%	3.2%

Total Franchise Salons	4,205	4,114
as a percent of total Company-owned and Franchise salons	52.4%	50.9%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	88	88

Grand Total, System-wide	8,115	8,168
____________________________________

(1)	Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three ended months ended September 30, 2018 and 2017:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	Severance expense.

•	Professional fees.

•	Gain on life insurance proceeds.

•	Executive transition costs.

•	Goodwill derecognition.

•	Discontinued operations.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(unaudited)

Reconciliation of U.S. GAAP operating income and U.S. GAAP net (loss) to equivalent non-GAAP measures
		Three Months Ended September 30,
	U.S. GAAP financial line item	2018	2017
U.S. GAAP revenue		$287,835	$315,464

U.S. GAAP operating income		$3,429	$15,600

Non-GAAP operating expense adjustments (1)
Severance	General and administrative	2,720	534
Professional fees	General and administrative	1,291	829
Gain on life insurance proceeds	General and administrative	—	(7,986)
Executive transition costs	General and administrative	—	271
Total non-GAAP operating expense adjustments		4,011	(6,352)

Non-GAAP operating income (1)		$7,440	$9,248

U.S. GAAP net loss		$(727)	$(25,322)

Non-GAAP net loss adjustments:
Non-GAAP operating expense adjustments		4,011	(6,352)
Goodwill derecognition	Interest income and other, net	11,092	270
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(3,323)	—
Discontinued operations, net of income tax	Loss from discontinued operations, net of tax	264	33,767
Total non-GAAP net loss adjustments		12,044	27,685
Non-GAAP net income		$11,317	$2,363
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended September 30, 2018, and 2017, were 2.6% and 2.9%, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three months ended September 30, 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance. .

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net income per diluted share
	Three Months Ended September 30,
	2018	2017
U.S. GAAP net loss per diluted share	$(0.016)	$(0.540)
Severance (1) (2)	0.046	0.011
Professional fees (1) (2)	0.022	0.017
Gain on life insurance proceeds (1) (2)	—	(0.170)
Executive transition costs (1) (2)	—	0.006
Goodwill derecognition (1) (2)	0.190	0.006
Discontinued operations, net of tax	0.006	0.720
Non-GAAP net income per diluted share (2) (3)	$0.248	$0.050

U.S. GAAP Weighted average shares - basic	44,730	46,677
U.S. GAAP Weighted average shares - diluted	44,730	46,900
Non-GAAP Weighted average shares - diluted (3)	45,661	46,900
`
____________________________________
Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three months ended September 30, 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

(3)
Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three months ended September 30, 2018 included additional shares for common stock equivalents of 0.9 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

REGIS CORPORATION
Summary of Pre-Tax, Income Taxes and Net Income Impact for Q1 FY19 Discrete Items
(Dollars in thousands)
(Unaudited)

	Pre-Tax	Income Taxes	Net Income
Severance	$2,720	$(598)	$2,122
Professional fees	1,291	(284)	1,007
Goodwill derecognition	11,092	(2,441)	8,651
	$15,103	$(3,323)	$11,780

Discontinued operations, net of tax	$—	$—	$264

Total	$15,103	$(3,323)	$12,044

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three months ended September 30, 2018, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended September 30, 2018
	Company-owned	Franchise (1)	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$19,576	$9,720	$(30,023)	$(727)
Interest expense, as reported	—	—	1,006	1,006
Income taxes, as reported	—	—	(714)	(714)
Depreciation and amortization, as reported	8,057	158	1,987	10,202
EBITDA (as defined above)	$27,633	$9,878	$(27,744)	$9,767

Severance	—	—	2,720	2,720
Professional fees	—	—	1,291	1,291
Goodwill derecognition	—	—	11,092	11,092
Discontinued operations, net of tax	—	—	264	264
Adjusted EBITDA, non-GAAP financial measure	$27,633	$9,878	$(12,377)	$25,134

	Three Months Ended September 30, 2017
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$23,440	$8,471	$(57,233)	$(25,322)
Interest expense, as reported	—	—	2,138	2,138
Income taxes, as reported	—	—	5,559	5,559
Depreciation and amortization, as reported	9,894	92	2,269	12,255
EBITDA (as defined above)	$33,334	$8,563	$(47,267)	$(5,370)

Severance	—	—	534	534
Professional fees	—	—	829	829
Gain on life insurance proceeds	—	—	(7,986)	(7,986)
Executive Transition Costs	—	—	271	271
Goodwill derecognition	—	—	270	270
Discontinued operations	—	—	33,767	33,767
Adjusted EBITDA, non-GAAP financial measure	$33,334	$8,563	$(19,582)	$22,315

____________________________________
Notes:

(1)
Consolidated EBITDA margins for the three months ended September 30, 2018, and 2017, were 3.4% and (1.7)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Gross profit
The Company defines gross profit as service and product revenues less cost of service and cost of product, excluding depreciation and amortization. Non-GAAP gross profit is gross profit, as defined by the Company, adjusted for items impacting comparability for each respective period.

	Three Months Ended September 30, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$207,848	$—	$—	$207,848
Product	41,962	15,629	—	57,591
	249,810	15,629	—	265,439

Cost of service	121,497	—	—	121,497
Cost of product	19,768	12,413	—	32,181
	141,265	12,413	—	153,678

U.S. GAAP and Non-GAAP gross profit(1)	$108,545	$3,216	$—	$111,761
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	Three Months Ended September 30, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$235,630	$—	$—	$235,630
Product	53,236	7,722	—	60,958
	288,866	7,722	—	296,588

Cost of service	139,836	—	—	139,836
Cost of product	24,447	5,715	—	30,162
	164,283	5,715	—	169,998

U.S. GAAP and Non-GAAP gross profit(1)	$124,583	$2,007	$—	$126,590
____________________________________
(1)    Gross profit excludes depreciation and amortization.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change to same-store sales
(unaudited)

	Three Months Ended September 30,
	2018	2017
Revenue decline, as reported (U.S. GAAP)	(8.8)%	(2.9)%
Effect of new company-owned stores	0.0	(0.6)
Effect of closed salons	5.6	2.0
Effect of salons sold to franchisees	6.7	1.6
Franchise	(2.8)	(0.4)
Foreign currency	0.3	(0.3)
Other	(0.1)	1.1
Advertising fund	(0.4)	(0.1)
Same-store sales, non-GAAP	0.5%	0.4%

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